As filed with the Securities and Exchange Commission on July 5, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TIVO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2160 Gold Street	77-0463167
(State or Other Jurisdiction of Incorporation or Organization)	Alviso, California 95002 (408) 519-9100	(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David H. Courtney
Chief Financial Officer and Executive Vice
President, Worldwide Operations and Administration
TiVo Inc.
2160 Gold Street
Alviso, California 95002
(408) 519-9100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:
Laura L. Gabriel
Keith Benson
Latham & Watkins
505 Montgomery Street, Suite 1900
San Francisco, California 94111
(415) 391-0600

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share (including the associated Rights to purchase shares of Series B Junior Participating Preferred Stock (2))	1,012,915	$3.67(1)	$3,717,398.05(1)	$342.00(1)

(1)
The estimated registration fee has been calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 28, 2002, pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(2)
The Rights to purchase shares of our Series B Junior Participating Preferred Stock are attached to and trade with the shares of our Common Stock being registered hereby. Value attributed to such Rights, if any, is reflected in the market price of our Common Stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and is subject to change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where an offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JULY 5, 2002

PROSPECTUS

TIVO INC.

1,012,915 Shares of Common Stock

This prospectus relates to up to 1,012,915 shares of our common stock, par value $.001 per share, which may be offered for sale by the selling stockholders named in this prospectus. Each share of our common stock carries with it the right to purchase 100th of a share of our series B junior participating preferred stock. The shares of common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices.

Our common stock is quoted on the Nasdaq National Market under the symbol “TIVO.” The last reported sale price per share of our common stock on the Nasdaq National Market on June 28, 2002, was $3.71 per share.

We will not receive any proceeds from the sale by the selling stockholders of the common stock. We will pay all expenses incurred in connection with the registration of the common stock. Each selling stockholder will pay any underwriting discounts and commissions with respect to shares of common stock sold by it, as well as the fees and disbursements of their counsel and experts.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2002

We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements regarding our anticipated financial results, revenues, subscribers, use of funds and business plan. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those terms and other comparable terminology.

These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading “Risk Factors” in this prospectus, and under the heading “Factors that May Affect Future Operating Results” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

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RISK FACTORS

An investment in the securities offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors in addition to the remainder of this prospectus, including the publicly filed periodic reports that we have incorporated by reference into this prospectus, before making an investment decision. Although we describe below certain risks we currently believe are material, such risks and uncertainties are not the only ones we face. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case you may lose all or part of your investment.

Before you decide whether to purchase any of our securities offered by this prospectus, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Factors that May Affect Future Operating Results” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

ADDITIONAL RISKS RELATED TO THIS OFFERING

Our former independent public accountant, Arthur Andersen LLP, has been found guilty of federal obstruction of justice charges and you are unlikely to be able to exercise effective remedies against them in any legal action.

Although we have dismissed Arthur Andersen as our independent public accountants and engaged KPMG LLP, our consolidated financial statements as of and for the fiscal year ended January 31, 2002, the one-month transition period ended January 31, 2001, and the calendar years ended December 31, 2000 and 1999 were audited by Arthur Andersen. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen guilty of these federal obstruction of justice charges. In light of the jury verdict and the underlying events, Arthur Andersen has informed the Securities and Exchange Commission that it will cease practicing before the Securities and Exchange Commission by August 31, 2002, unless the Securities and Exchange Commission determines another date is appropriate. A substantial number of Arthur Andersen’s personnel have already left the firm, including the individuals responsible for auditing our audited financial statements included in this prospectus, and substantially all remaining personnel are expected to do so in the near future. Because it is unlikely that Arthur Andersen will survive, you are unlikely to be able to exercise effective remedies or collect judgments against them.

In addition, Arthur Andersen has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, you may not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements.

Moreover, as a public company, we are required to file with the Securities and Exchange Commission periodic financial statements audited or reviewed by an independent public accountant. The Securities and Exchange Commission has said that it will continue accepting financial statements audited by Arthur Andersen on an interim basis so long as a reasonable effort is made to have Arthur Andersen reissue its reports and to obtain a manually signed accountant’s report from Arthur Andersen. Arthur Andersen has informed us that it is no longer able to reissue its audit reports because both the partner and the audit manager who were assigned to our account have left the firm. In addition, Arthur Andersen is unable to perform procedures to assure the continued accuracy of its report on our audited financial statements incorporated by reference in this prospectus. Arthur Andersen will also be unable to perform such procedures or to provide other information or documents that would customarily be received by us or underwriters in connection with financings or other transactions, including consents and “comfort” letters. As a result, we may encounter delays, additional expense and other difficulties in future financings. Any resulting delay in accessing or inability to access the public capital markets could have a material adverse effect on us.

The large number of shares available for future sale could adversely affect the market price for our stock.

We cannot predict the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could adversely affect the market price of our common stock.

Several of our significant stockholders own a substantial number of our shares. America Online, Inc. owns 5,615,029 shares of our common stock, preferred stock convertible into 1,111,861 shares of our common stock and presently exercisable warrants to purchase an additional 295, 428 shares of our common stock. These shares of common stock are subject to demand and piggyback registration rights pursuant to an agreement we have entered into with AOL. DIRECTV, Inc., owns 3,386,601 shares of our common stock and presently exercisable warrants to purchase an additional 155,941 shares. We have granted DIRECTV demand and piggyback registration rights with respect to the shares issuable upon exercise of their warrants. AOL and DIRECTV may sell their shares in registered offerings pursuant to their registration rights, or may sell their shares privately in accordance with Rule 144 under the Securities Act.

In addition, in August 2001, we issued $51,750,000 aggregate principal amount of our convertible senior notes due 2006, of which, as of May 31, 2002, there was $44,250,000 in principal amount still outstanding. In connection with the convertible notes offering, we also issued five-year warrants to purchase 2,682,600 shares of our common stock and units that consist of one-year warrants to purchase 4,064,542 shares of our common stock and five-year warrants (that terminate if the attached one-year warrants are not exercised) to purchase 1,341,301 shares of our common stock, all of which were still outstanding as of May 31, 2002. Pursuant to a registration rights agreement with the investors in that offering, we have registered the resale of the convertible notes, warrants and shares of common stock issuable upon conversion or exercise of the convertible notes or warrants.

As of May 31, 2002, options to purchase a total of 11,996,357 shares were outstanding under our option and equity incentive plans, and there were 4,490,852 shares available for future grants. We have filed registration statements with respect to the shares of common stock issuable under our option and equity incentive plans.

Future sales of the shares of the common stock described above, or the registration for sale of such common stock, could adversely affect the market price of our common stock. The sale of such stock, as well as the existence of outstanding options and shares of common stock reserved for issuance under our equity incentive plans, as well as the shares issuable upon conversion or exercise of our outstanding convertible notes and warrants, also may adversely affect the terms upon which we are able to obtain additional capital through the sale of equity securities.

THE COMPANY

TiVo Inc. is a pioneer in the personal television industry. We have created a unique personal television service, which we call the TiVo Service, which allows viewers to watch what they want when they want. We believe the TiVo Service creates a richer and more enjoyable television experience by offering viewers greater control, choice and convenience. We also believe that the TiVo Service allows television programmers and advertisers to reach a broader audience by making shows more accessible and easier to record and to target their programming and advertising to specific viewers. The TiVo Service is a subscription-based service enabled by a personal video recorder designed and developed by TiVo.

We were incorporated in August 1997 as a Delaware corporation. Our executive offices are located at 2160 Gold Street, PO Box 2160, Alviso, CA 95002, and our telephone number is (408) 519-9100. TiVo, TiVo Central, and TiVolution are registered trademarks of TiVo Inc. TiVo Inc. and the TiVo logo are our service marks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders.

SELLING STOCKHOLDERS

As more fully described below, we originally issued the shares of common stock to the selling stockholders in noncash commercial transactions exempt from the registration requirements of the Securities Act. The selling stockholders, including their permitted transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock.

The following tables set forth information with respect to the selling stockholders and the number of shares of common stock beneficially owned by each selling stockholder that may be offered pursuant to this prospectus. The information is based on information, as of July 2, 2002, which was provided to us by or on behalf of the selling stockholders. The selling stockholders may offer all, some or none of the shares of common stock. Because the selling stockholders may offer all or some portion of the shares of common stock, we cannot estimate the amount of the common stock or the percentage of our outstanding common stock that will be held by the selling stockholders upon termination of any of these sales.

Selling Stockholder	Shares of common stock owned prior to the offering	Percentage of outstanding common stock owned prior to offering (a)	Number of shares offered
British Sky Broadcasting Limited	—	—	633,072
Thomson Multimedia S.A.	—	—	379,843

Pursuant to a stock purchase agreement dated as of July 1, 2002, we issued 633,072 shares of common stock to British Sky Broadcasting Limited in a private transaction exempt from registration under the Securities Act. The shares were issued as a result of the modification of the Strategic Alliance Agreement dated August 30, 2000, as amended between us and British Sky Broadcasting on April 29, 2002. Pursuant to the amendment, we agreed at our discretion on July 1, 2002 to either (a) issue and deliver to British Sky Broadcasting restricted shares of our common stock, equal in value to an aggregate sum of $2.5 million or (b) make a cash payment to British Sky Broadcasting in U.S. dollars in an amount equal to $2.5 million.

We provide the TiVo Service in the United Kingdom in cooperation with British Sky Broadcasting. Pursuant to the terms of the Strategic Alliance Agreement, we share a percentage of any subscription revenues we receive from British Sky Broadcasting customers who subscribe to the TiVo Service. We and British Sky Broadcasting had also contributed cash to a joint marketing fund which was used for the promotion of the TiVo Service in the United Kingdom. British Sky Broadcasting has primary marketing and sales responsibility for the TiVo Service in the United Kingdom.

In August 2001, British Sky Broadcasting Group plc, an affiliate of British Sky Broadcasting, purchased $7,000,000 in principal amount of our convertible senior notes due 2006, 343,137 warrants to purchase 343,137 shares of our common stock and 519,905 units, each consisting of a warrant exercisable for 1 share of our common stock and a second warrant exercisable for .33 of a share of our common stock in exchange for $7,000,000 in cash. In November 2001, British Sky Broadcasting Group plc converted its notes into shares of our common stock and sold such shares and the warrants to a third party.

Pursuant to a stock purchase agreement dated as of July 1, 2002, we issued 379,843 shares of common stock to Thomson Multimedia S.A. in a private transaction exempt from registration under the Securities Act. The shares were issued in lieu of making cash subsidy payments to Thomson under the Co-operation Agreement, dated as of September 30, 2000, between Thomson and us, as amended on July 1, 2002.

Thomson, a consumer electronics manufacturer, manufactures a personal video recorder that enables the TiVo Service under the Thomson SCENIUM brand in the United Kingdom. The SCENIUM recorder became available in the United Kingdom in October 2000. Pursuant to the Co-operation Agreement, we have agreed to make subsidy payments to Thomson in connection with personal video recorders that it produces and sells.

PLAN OF DISTRIBUTION

The selling stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the shares of common stock covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of common stock may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,

•	in the over-the-counter market,

•	otherwise than on such exchanges or services or in the over-the-counter market,

•	through the writing of options, whether the options are listed on an options exchange or otherwise, or

•	through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them hereby will be the purchase price thereof less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(l1) of the Securities Act. Profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities

Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(l1) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder. Regulation M of the Securities Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

A selling stockholder may decide not to sell any shares of common stock described in this prospectus. We cannot assure you that any selling stockholder will use this prospectus to sell any or all of the common stock owned by the selling stockholder.

With respect to a particular offering of common stock by a transferee of the securities, such that such transferee is not listed under “Selling Stockholders,” to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•	the shares of common stock to be offered and sold,

•	the names of the selling stockholders,

•	the respective purchase prices and public offering prices and other material terms of the offering,

•	the names of any participating agents, broker-dealers or underwriters, and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling stockholders.

We have agreed with each selling stockholder that such selling stockholder and TiVo will indemnify each other and certain other related persons against specific liabilities in connection with statements contained in the registration statement of which this prospectus is a part, or in a supplemental registration statement, or will be entitled to contribution in connection with those liabilities.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered by this prospectus will be passed upon for us by Latham & Watkins, San Francisco, California.

INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements incorporated by reference into this prospectus for the fiscal year ended January 31, 2002, the one-month transition period ended January 31, 2001 and the calendar years ended December 31, 2000 and 1999 have been included in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

INCORPORATION BY REFERENCE

We have incorporated by reference into this prospectus the documents listed below that we have filed with the Securities and Exchange Commission:

•	Our annual report on Form 10-K for the year ended January 31, 2002, filed on April 3, 2002;

•
Our definitive proxy statement for our 2002 annual meeting of stockholders, filed on May 31, 2002, as amended by amendment no. 1 filed on June 25, 2002 (except that, based on Securities and Exchange Commission regulations, the performance graph, the Compensation Committee Report and the Audit Committee Report contained therein specifically are not incorporated by reference);

•	Our quarterly report on Form 10-Q for the quarter ended April 30, 2002, filed on June 14, 2002;

•
Our current reports on Form 8-K, filed on February 13, 2002, February 14, 2002; February 22, 2002; March 13, 2002; May 1, 2002; May 15, 2002 (as amended by a Form 8-K/A filed on June 10, 2002); May 31, 2002; and June 7, 2002; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.

We incorporate by reference into this prospectus any future filings that we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act, until the date of completion of the sale of securities covered by this prospectus. This means that we can disclose important business, financial and other information in this prospectus by referring you to the publicly filed documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the Securities and Exchange Commission that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference. You may obtain copies of these documents from us without charge by writing to us at TiVo Inc., 2160 Gold Street, Alviso, California 95002, or calling us at (408) 519-9100.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission upon payment of prescribed fees. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

TIVO INC.

1,012,915 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission (the “Commission”) registration fee.

Amount
Commission Registration Fee	$342.00
Costs of Printing*	30,000.00
Legal Fees and Expenses*	40,000.00
Accounting Fees and Expenses*	5,000.00
Miscellaneous Expenses*	17,500.00

Total*	$92,842.00

*	Estimated.

Item 15.    Liability and Indemnification of Directors and Officers.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the II-1 court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of duty of loyalty to Registrant or to its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation further states that if the Delaware General Corporation Law is later amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our Amended and Restated Bylaws provide that we shall indemnify our officers and directors to the fullest extent not prohibited by Delaware law and authorizes us to modify the extent of such indemnification by individual contracts with our officers and directors. Our Amended and Restated Bylaws further provide, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in our sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made pursuant to our contractual obligations to our directors and officers. Our Amended and Restated Bylaws further provide that we have the power to indemnify our officers, employees and other agents as set forth in the Delaware General Corporation Law.

We have entered into indemnification agreements with substantially all of our executive officers and directors, which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

Item 16.    Index to Exhibits.

Exhibit Number	Exhibit Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-83515))

4.2	Common Stock Purchase Agreement, dated as of July 1, 2002, between TiVo and British Sky Broadcasting Limited

4.3	Common Stock Purchase Agreement, dated as of July 1, 2002, between TiVo and Thomson Multimedia, S.A.

4.4	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2000).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the registrant’s Quarterly Report on Form 10-Q filed on November 15, 1999).

4.6
Certificate of Designations of the Series B Junior Participating Preferred Stock of TiVo (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001).

4.7
Certificate of Correction to the Certificate of Designations of the Series B Junior Participating Preferred Stock of TiVo (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001).

4.8
Rights Agreement, dated as of January 16, 2001, between TiVo and Wells Fargo Shareowner Services, as Rights Agent (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K/A filed on January 19, 2001).

5.1	Opinion of Latham & Watkins.

23.1	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this registration statement).

Arthur Andersen LLP has not consented to the inclusion of their report contained in our Annual Report on Form 10-K filed on April 3, 2002 in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

Item 17.    Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total increase or decrease in volume of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona .de offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alviso, state of California, on the 5th day of July, 2002.

TIVO INC.

By:	/s/ DAVID H. COURTNEY
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Ramsay and David H. Courtney, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitutions and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Exchange Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting under said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL RAMSAY Michael Ramsay	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 5, 2002

/s/ DAVID H. COURTNEY David H. Courtney	Chief Financial Officer, Executive Vice President World Wide Operations and Administration and Director (Principal Financial and Accounting Officer)	July 5, 2002

Signature	Title	Date

/s/ JAMES BARTON James Barton	Director	July 5, 2002

/s/ GEOFFREY Y. YANG Geoffrey Y. Yang	Director	July 5, 2002

/s/ STEWART ALSOP Stewart Alsop	Director	July 5, 2002

/s/ LARRY CHAPMAN Larry Chapman	Director	July 5, 2002

/s/ RANDY KOMISAR Randy Komisar	Director	July 5, 2002

Michael J. Homer	Director

John S. Hendricks	Director

David M. Zaslav	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-83515))

4.2	Common Stock Purchase Agreement, dated as of July 1, 2002, between TiVo and British Sky Broadcasting Limited

4.3	Common Stock Purchase Agreement, dated as of July 1, 2002, between TiVo and Thomson Multimedia, S.A.

4.4	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2000).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the registrant’s Quarterly Report on Form 10-Q filed on November 15, 1999).

4.6
Certificate of Designations of the Series B Junior Participating Preferred Stock of TiVo (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001).

4.7
Certificate of Correction to the Certificate of Designations of the Series B Junior Participating Preferred Stock of TiVo (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001).

4.8
Rights Agreement, dated as of January 16, 2001, between TiVo and Wells Fargo Shareowner Services, as Rights Agent (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K/A filed on January 19, 2001).

5.1	Opinion of Latham & Watkins.

23.1	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this registration statement).

Arthur Andersen LLP has not consented to the inclusion of their report contained in our Annual Report on Form 10-K filed on April 3, 2002 in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.